Exhibit 99.1

Investors:	David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:	Noah Cole, noah.cole@autodesk.com, 503-707-3872

AUTODESK REPORTS STRONG FINANCIAL RESULTS IN FIRST QUARTER FISCAL 2011

Revenue grows 11 percent to $475 million

Significant operating margin and cash flow growth

SAN RAFAEL, Calif., May 19, 2010-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the first quarter of fiscal 2011.

•	Revenue was $475 million, an increase of 4 percent sequentially and 11 percent compared to the first quarter of fiscal 2010.
•	GAAP operating margin was 11 percent, a decrease from 12 percent in the fourth quarter of fiscal 2010 and an increase from negative 5 percent in the first quarter last year.
•
Non-GAAP operating margin was 20 percent, a slight increase sequentially and an increase of 7 percentage points compared to the first quarter last year.  A reconciliation of GAAP and non-GAAP results is provided in the accompanying tables.

•
On a GAAP basis, diluted earnings per share were $0.16, compared to diluted earnings per share of $0.21 in the fourth quarter of fiscal 2010, and diluted loss per share of $0.14 in the first quarter of fiscal 2010.

•
On a non-GAAP basis, diluted earnings per share were $0.29, compared to non-GAAP diluted earnings per share of $0.30 in the fourth quarter of fiscal 2010, and non-GAAP diluted earnings per share of $0.18 in the first quarter of fiscal 2010.

•	Cash flow from operations was $139 million, an increase of 11 percent sequentially and 411 percent compared to the first quarter of fiscal 2010.

"Our strong first quarter results reflect the continued improvement in the demand environment for our products and robust revenue growth in our international geographies,” said Carl Bass, Autodesk president and CEO.  “Over the past several quarters we have been positioning the company to participate in the eventual global recovery.  Our results reflect the work we’ve done to drive revenue, control costs and improve our profitability.  We continue to be optimistic about delivering margin expansion this year, tempered with appropriate concern regarding the uncertainty of the European economy.”

Autodesk experienced strong year-over-year growth in several key areas including maintenance billings, revenue from commercial new licenses, and cash flow from operations.  Growth in total revenue, coupled with a continued focus on cost containment and improving operational efficiencies led to significant year-over-year improvement to Autodesk’s operating margin, cash flow from operations, and profitability.

First quarter results included a one-time benefit of approximately $15 million in upgrade revenue related to a promotion that was run in advance of an increase in upgrade pricing.

Operational Overview
All constant currency calculations remove the impact of foreign currency fluctuations and the impact from our hedging program.

EMEA revenue increased 6 percent sequentially as reported and 9 percent on a constant currency basis to $199 million.  EMEA revenue increased 19 percent compared to the first quarter of fiscal 2010 as reported and 10 percent on a constant currency basis.

Revenue in the Americas decreased 4 percent sequentially to $161 million and decreased 1 percent compared to the first quarter of fiscal 2010.

Revenue in Asia Pacific was $115 million, an increase of 14 percent sequentially as reported and 15 percent on a constant currency basis.  Revenue in Asia Pacific increased 21 percent compared to the first quarter of fiscal 2010 as reported and increased 15 percent on a constant currency basis.

Revenue from emerging economies was $68 million, a decrease of 7 percent sequentially as reported and 4 percent on a constant currency basis.  Revenue from emerging economies increased 16 percent compared to the first quarter of fiscal 2010 as reported and 13 percent on a constant currency basis.  Revenue from emerging economies represented 14 percent of total revenue in the first quarter.

Combined revenue from Autodesk's model-based design solutions (previously known as 3D model-based design) was $138 million, an increase of 3 percent sequentially and 13 percent compared to the first quarter of fiscal 2010.  Combined revenue from horizontal design products (previously known as 2D horizontal) and vertical design products (previously known as 2D vertical) was $240 million, a 12 percent increase sequentially and 17 percent compared to the first quarter of fiscal 2010.  Combined revenue from our AutoCAD and AutoCAD LT products increased 19 percent sequentially and 20 percent compared to the fiscal first quarter last year.

Operating margins improved significantly in the first quarter compared to the first quarter last year.  The 16 percentage point improvement in GAAP operating margin in the first quarter was driven primarily by the lack of impairment charges and lower restructuring costs compared to the first quarter last year.  The 7 percentage point improvement in non-GAAP operating margin was driven primarily by higher revenue.

Cash flow from operations was $139 million in the fiscal first quarter bringing the cash and investments balance to over $1.2 billion, or cash and investments of approximately $5.40 per share of common stock outstanding.

Business Outlook
The following statements are forward-looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below. Autodesk is only providing revenue and earnings per share guidance for its fiscal second quarter of 2011 at this time.

Second Quarter Fiscal 2011
Net revenue for the second quarter of fiscal 2011 is expected to be in the range of $435 million and $460 million. On a GAAP basis, earnings per diluted share are expected to be in the range of $0.12 and $0.17.  On a non-GAAP basis, earnings per diluted share are expected to be in the range of $0.23 and $0.28, excluding $0.06 related to stock-based compensation expense, $0.04 for amortization of acquisition related intangibles, and $0.01 related to restructuring charges.

Second quarter outlook assumes an effective tax rate of 26 percent on a GAAP basis and an effective tax rate of 27 percent on a non-GAAP basis.

Full Year Fiscal 2011
Autodesk is not providing specific revenue or EPS guidance for fiscal 2011 at this time.  However, GAAP operating margin for the full year fiscal 2011 is expected to increase significantly compared to fiscal 2010.  Autodesk anticipates non-GAAP operating margin to increase approximately 300 basis points for full year fiscal 2011 compared to fiscal 2010.  Non-GAAP operating margin excludes stock-based compensation expense, amortization of acquisition related intangibles, and restructuring charges.

Earnings Conference Call and Webcast
Autodesk will host its first quarter conference call today at 5:00 p.m. EDT. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of our website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm EDT at http://www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market, economic and revenue trends, cost savings, operational and efficiency investments, and other statements regarding our expected strategies, market and products positions, performance and results.  Other factors that could cause actual results to differ materially include the following:  general market, economic and business conditions, our performance in particular geographies, including emerging economies, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, the success of our foreign currency hedging program, failure to achieve and maintain planned cost reductions and productivity increases, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to successfully expand adoption of our horizontal design products, our vertical design products and model-based design products, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s report on Form 10-K for the year ended January 31, 2010, which is on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

 About Autodesk
Autodesk, Inc. is a world leader in 3D design, engineering and entertainment software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software to help customers experience their ideas digitally before they are built. Fortune 100 companies - as well as the last 14 Academy Award winners for Best Visual Effects - use Autodesk software tools to design, visualize and simulate their ideas to save time and money, enhance quality, and foster innovation for competitive advantage.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document. © 2010 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended
	April 30,
	2010	2009
	(Unaudited)
Net revenue:
License and other	$279.8	$243.6

Maintenance	194.8	182.2

Total net revenue	474.6	425.8

Cost of revenue:
Cost of license and other revenue	41.2	44.1

Cost of maintenance revenue	10.1	8.2

Total cost of revenue	51.3	52.3

Gross profit	423.3	373.5

Operating expenses:

Marketing and sales	186.5	183.9

Research and development	127.2	121.5

General and administrative	51.7	50.0

Impairment of goodwill	-	21.0

Restructuring charges	7.1	16.5

Total operating expenses	372.5	392.9

Income (loss) from operations	50.8	(19.4)

Interest and other income (expense), net	(3.4)	-

Income (loss) before income taxes	47.4	(19.4)

Provision for income taxes	(10.5)	(12.7)

Net income (loss)	$36.9	$(32.1)

Basic net income (loss) per share	$0.16	$(0.14)

Diluted net income (loss) per share	$0.16	$(0.14)

Shares used in computing basic
net income (loss) per share	229.0	227.1

Shares used in computing diluted
net income (loss) per share	234.6	227.1

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 30,	January 31,
	2010	2010
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$938.1	$838.7
Marketable securities	121.7	161.9
Accounts receivable, net	218.1	277.4
Deferred income taxes	43.8	44.2
Prepaid expenses and other current assets	72.3	57.4
Total current assets	1,394.0	1,379.6

Marketable securities	179.5	125.6
Computer equipment, software, furniture and leasehold improvements, net	95.5	101.6
Purchased technologies, net	80.1	88.0
Goodwill	540.3	542.9
Long term deferred income taxes, net	112.4	101.9
Other assets	99.9	107.6
	$2,501.7	$2,447.2

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$90.4	$67.8
Accrued compensation	78.4	115.6
Accrued income taxes	15.3	8.4
Deferred revenue	470.6	444.6
Other accrued liabilities	56.3	67.6
Total current liabilities	711.0	704.0

Deferred revenue	73.1	71.9
Long term income taxes payable	131.1	127.2
Other liabilities	72.4	70.6

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,237.6	1,204.3
Accumulated other comprehensive income (loss)	(1.1)	(3.5)
Retained earnings	277.6	272.7
Total stockholders' equity	1,514.1	1,473.5
	$2,501.7	$2,447.2

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Fiscal Quarter Ended
	April 30,
	2010	2009
	(Unaudited)

Operating activities:
Net income (loss)	$36.9	$(32.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26.7	27.0
Stock-based compensation expense	24.3	23.0
Impairment of goodwill	-	21.0
Restructuring charges, net	7.1	16.5
Gain on disposition of assets	-	1.1
Changes in operating assets and liabilities,
net of business combinations	44.1	(29.3)
Net cash provided by operating activities	139.1	27.2

Investing activities:
Purchases of marketable securities	(134.5)	(26.6)
Sales of marketable securities	29.7	1.4
Maturities of marketable securities	94.1	10.3
Capital expenditures	(5.8)	(13.6)
Purchases of equity investments	-	(10.0)
Net cash used in investing activities	(16.5)	(38.5)

Financing activities:
Proceeds from issuance of common stock, net of issuance costs	36.2	25.4
Repurchases of common stock	(58.8)	-
Draws on line of credit	-	2.2
Repayments of line of credit	-	(52.2)
Net cash used in financing activities	(22.6)	(24.6)

Effect of exchange rate changes on cash and cash equivalents	(0.6)	(1.2)

Net increase (decrease) in cash and cash equivalents	99.4	(37.1)
Cash and cash equivalents at beginning of fiscal year	838.7	917.6
Cash and cash equivalents at end of period	$938.1	$880.5

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, restructuring charges, goodwill impairment, establishment of a valuation allowance on certain deferred tax assets and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended
	April 30,
	2010	2009
	(Unaudited)

GAAP cost of license and other revenue	$41.2	$44.1
Stock-based compensation expense	(0.8)	(0.6)
Amortization of developed technology	(7.7)	(8.3)
Non-GAAP cost of license and other revenue	$32.7	$35.2

GAAP gross profit	$423.3	$373.5
Stock-based compensation expense	0.8	0.6
Amortization of developed technology	7.7	8.3
Non-GAAP gross profit	$431.8	$382.4

GAAP marketing and sales	$186.5	$183.9
Stock-based compensation expense	(10.6)	(9.5)
Non-GAAP marketing and sales	$175.9	$174.4

GAAP research and development	$127.2	$121.5
Stock-based compensation expense	(8.3)	(7.0)
Non-GAAP research and development	$118.9	$114.5

GAAP general and administrative	$51.7	$50.0
Stock-based compensation expense	(4.6)	(5.9)
Amortization of customer relationships and trade names	(6.2)	(6.4)
Non-GAAP general and administrative	$40.9	$37.7

GAAP impairment of goodwill	$-	$21.0
Impairment of goodwill	-	(21.0)
Non-GAAP impairment of goodwill	$-	$-

GAAP restructuring charges	$7.1	$16.5
Restructuring charges	(7.1)	(16.5)
Non-GAAP restructuring charges	$-	$-

GAAP operating expenses	$372.5	$392.9
Stock-based compensation expense	(23.5)	(22.4)
Amortization of customer relationships and trade names	(6.2)	(6.4)
Impairment of goodwill	-	(21.0)
Restructuring charges	(7.1)	(16.5)
Non-GAAP operating expenses	$335.7	$326.6

GAAP income (loss) from operations	$50.8	$(19.4)
Stock-based compensation expense	24.3	23.0
Amortization of developed technology	7.7	8.3
Amortization of customer relationships and trade names	6.2	6.4
Impairment of goodwill	-	21.0
Restructuring charges	7.1	16.5
Non-GAAP income from operations	$96.1	$55.8

GAAP provision for income taxes	$(10.5)	$(12.7)
Establishment of valuation allowance on deferred tax assets	-	21.0
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(14.5)	(22.2)
Non-GAAP provision for income tax	$(25.0)	$(13.9)

GAAP net income (loss)	$36.9	$(32.1)
Stock-based compensation expense	24.3	23.0
Amortization of developed technology	7.7	8.3
Amortization of customer relationships and trade names	6.2	6.4
Impairment of goodwill	-	21.0
Restructuring charges	7.1	16.5
Establishment of valuation allowance on deferred tax assets	-	21.0
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(14.5)	(22.2)
Non-GAAP net income	$67.7	$41.9

GAAP diluted net income (loss) per share	$0.16	$(0.14)
Stock-based compensation expense	0.10	0.10
Amortization of developed technology	0.03	0.04
Amortization of customer relationships and trade names	0.03	0.03
Impairment of goodwill	-	0.09
Restructuring charges	0.03	0.07
Establishment of valuation allowance on deferred tax assets	-	0.09
Income tax effect on difference between GAAP and non- GAAP total costs and expenses at a normalized rate	(0.06)	(0.10)
Non-GAAP diluted net income per share	$0.29	$0.18

GAAP diluted shares used in per share calculation	234.6	227.1
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	-	2.0
Non-GAAP diluted shares used in per share calculation	234.6	229.1

Other Supplemental Financial Information*
Fiscal Year 2011	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2011
Financial Statistics ($ in millions, except per share data):
Total net revenue	$475				$475
License and other revenue	$280				$280
Maintenance revenue	$195				$195

GAAP Gross Margin	89%				89%
Non-GAAP Gross Margin (1)(2)	91%				91%

GAAP Operating Expenses	$373				$373
GAAP Operating Margin	11%				11%
GAAP Net Income	$37				$37
GAAP Diluted Net Income Per Share	$0.16				$0.16

Non-GAAP Operating Expenses (1)(3)	$336				$336
Non-GAAP Operating Margin (1)(4)	20%				20%
Non-GAAP Net Income (1)(5)	$68				$68
Non-GAAP Diluted Net Income Per Share (1)(6)	$0.29				$0.29

Total Cash and Marketable Securities	$1,239				$1,239
Days Sales Outstanding	42				42
Capital Expenditures	$6				$6
Cash from Operations	$139				$139
GAAP Depreciation and Amortization	$27				$27

Deferred Maintenance Revenue Balance	$492				$492

Revenue by Geography (in millions):
Americas	$161				$161
Europe, Middle East and Africa	$199				$199
Asia Pacific	$115				$115

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$184				$184
Architecture, Engineering and Construction	$137				$137
Manufacturing	$108				$108
Media and Entertainment	$46				$46
Other	$-				$-

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT	36%				36%
% of Total Rev from Model-based Design Products	29%				29%
% of Total Rev from Emerging Economies	14%				14%
Upgrade Revenue (in millions)	$51				$51

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period** (in millions):
FX Impact on Total Net Revenue	$21				$21
FX Impact on Total Operating Expenses	$(11)				$(11)
FX Impact on Operating Income	$10				$10

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$173				$173
Architecture, Engineering and Construction	$123				$123
Manufacturing	$100				$100
Media and Entertainment	$36				$36
Unallocated amounts	$(9)				$(9)

Common Stock Statistics:
Common Shares Outstanding	229,391,000				229,391,000
Fully Diluted Weighted Average Shares Outstanding	234,606,000				234,606,000
Shares Repurchased	2,003,000				2,003,000

Installed Base Statistics:
Maintenance Installed Base	2,383,000				2,383,000

* Totals may not agree with the sum of the components due to rounding.
**Includes favorable (unfavorable) revenue impact from our hedging program during the fiscal quarter.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2011
(2) GAAP Gross Margin	89%				89%
Stock-based compensation expense	0%				0%
Amortization of developed technology	2%				2%
Non-GAAP Gross Margin	91%				91%

(3) GAAP Operating Expenses	$373				$373
Stock-based compensation expense	(24)				(24)
Amortization of customer relationships and trade names	(6)				(6)
Restructuring charges	(7)				(7)
Non-GAAP Operating Expenses	$336				$336

(4) GAAP Operating Margin	11%				11%
Stock-based compensation expense	5%				5%
Amortization of developed technology	2%				2%
Amortization of customer relationships and trade names	1%				1%
Restructuring charges	1%				1%
Non-GAAP Operating Margin	20%				20%

(5) GAAP Net Income	$37				$37
Stock-based compensation expense	24				24
Amortization of developed technology	8				8
Amortization of customer relationships and trade names	6				6
Restructuring charges	7				7
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(14)				(14)
Non-GAAP Net Income	$68				$68

(6) GAAP Diluted Net Income Per Share	$0.16				$0.16
Stock-based compensation expense	0.10				0.10
Amortization of developed technology	0.03				0.03
Amortization of customer relationships and trade names	0.03				0.03
Restructuring charges	0.03				0.03
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.06)				(0.06)
Non-GAAP Diluted Net Income Per Share	$0.29				$0.29